Page 1 of 14 V785 10/24 Home Office: Lansing, Michigan www.jackson.com ICC24 VDA 810 10/24 Primary Owner ELITE ACCESS ADVISORY II (10/24) Jackson National Life Insurance Company ("Jackson ", " the Company" ) Linking/BIN/Brokerage Acct. Number (if applicable) Jackson pre-assigned Contract Number (if applicable) First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Social Security Number Phone Number (include area code) Individual/Joint Corporation/Pension PlanCustodian Government Entity Tax ID Numberor Trust Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Mailing Address City State ZIP Residential Address Line 2 Mailing Address Line 1 Mailing Address Line 2 Date of Birth (mm/dd/yyyy) Email Address Country of Residence Sex Male FemaleResident Alien Yes No U.S. Citizen Yes No APPLICATION FOR AN INDIVIDUAL VARIABLE ANNUITY (ICC18 VA785) Customer Care: 800-873-5654 Fax: 800-943-6761 Email: customercare@jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Overnight Mail: 1 Corporate Way Lansing, MI 48951 PLEASE PRINT CLEARLY Type of Ownership:

Page 2 of 14 V785 10/24ICC24 VDA 810 10/24 Joint Owner First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 First Name Middle Name Last Name Social Security Number Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Date of Birth (mm/dd/yyyy) Social Security Number Primary Annuitant Joint Annuitant Phone Number (include area code) Date of Birth (mm/dd/yyyy) Email Address (print clearly)Date of Birth (mm/dd/yyyy) Joint Annuitant Not Applicable Country of Residence Sex Male Female Country of Residence Sex Male Female First Name Middle Name Last Name Relationship to Primary Annuitant Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Country of Residence Sex Male Female Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Page 3 of 14 V785 10/24ICC24 VDA 810 10/24 Beneficiary(ies) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Sex Male Female Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Sex Male FemaleContingent Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Sex Male FemaleContingent It is required for Good Order that the Percentage of Death Benefit be whole numbers and must total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares. Please use the Beneficiary Designation Supplement form (X3041) for additional beneficiaries.

Page 4 of 14 V785 10/24ICC24 VDA 810 10/24 Tax Qualification Non-Tax Qualified Roth IRA Other: Simplified Employee Pension (SEP) Roth Conversion Individual Retirement Annuity (IRA) - Traditional Stretch IRA Non-Qualified Stretch 403(b) Tax Sheltered Annuity (TSA) 10-Year Qualified Deferral For Stretch or Deferral, please provide the deceased's information: Relationship to Current Owner/Applicant Date of Birth (mm/dd/yyyy) Date of Death (mm/dd/yyyy) Stretch Roth IRA Statement Regarding Existing Policies or Annuity Contracts (Must select one) NoYes Are you replacing or changing an existing life insurance policy or annuity contract? Annuitization/Income Date Specify Income Date (mm/dd/yyyy) First Name Middle Name Last Name 10-Year Roth Deferral Complete for original deceased contract Owner: Complete for original deceased contract beneficiary: Relationship to Current Owner/Applicant Date of Birth (mm/dd/yyyy) Date of Death (mm/dd/yyyy) First Name Middle Name Last Name The Variable Annuity Automatic Withdrawal Request form (V4370) will be required for Required Minimum Distributions (RMDs) or if a Stretch qualification is elected. It is required for Good Order that this entire section be completed. Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts, you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application. I (We) do have existing life insurance policies or annuity contracts. I (We) do not have existing life insurance policies or annuity contracts. I (We) (Owner(s)/Applicant(s)) certify that with regard to Jackson or any other company: If an Annuitization/Income Date is not specified, Jackson will default to the Latest Income Date as shown in the Contract.

Page 5 of 14 V785 10/24ICC24 VDA 810 10/24 Premium Payment Check(s) ACH/Wire(s) $ $ Anticipated total amount from: $ $ Company Releasing Funds Account Number Full Partial Full Partial Maturity Date Transfer Type $ $ Anticipated Transfer Amount Please provide the following information if applicable: Jackson to request funds IRC 1035 Exchange Direct Transfer Non-1035 Exchange Non-Direct RolloverDirect Rollover Non-Qualified Plans: All Other Plans: Internal Transfer(s)/Death Claim Proceeds External Transfer(s) In-house funding - Select one: Year: $ Year: $ Financial Professional or Owner to request funds Payment included Internal Transfer Death Claim Proceeds Telephone/Electronic Transaction Authorization If no election is made, Jackson will default to " No." External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds. For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application. Select payment method. Must select at least one: For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson will default to the current tax year. By checking " Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep), or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures. Do you consent to Telephone/Electronic Transaction Authorization? Yes No Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic transaction authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction where Jackson's administrative procedures were properly followed. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us) (Owner(s)/Applicant(s)). To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Transaction Authorization form (V3982).

Premium Allocation Page 6 of 14 V785 10/24 Systematic Investment (periodic premium reallocation programs) Please read the Important Information related to Systematic Investments in the Notice to ICC24 VDA 810 10/24 Applicant section on page 11. JNL Aggressive Growth Allocation (072) JNL Conservative Allocation (380) JNL Growth Allocation (071) JNL Growth ETF Allocation (391) JNL Moderate Allocation (381) JNL Moderate Growth ETF Allocation (390) JNL Moderate ETF Allocation (389) JNL Moderate Growth Allocation (070) JNL Multi-Manager Mid Cap (663) Small Cap Growth JNL Multi-Manager (116) JNL/American Funds Balanced (150) JNL/American Funds Bond Fund of America (711) JNL/American Funds Capital Income Builder (685) JNL/American Funds Growth Allocation (358) JNL/American Funds Growth-Income (342) JNL/American Funds Moderate Growth Allocation (357) JNL Multi-Manager Alternative (655) JNL Multi-Manager Emerging Markets Equity (077) JNL/American Funds Capital World Bond (340) JNL/American Funds Washington Mutual Investors (339) JNL/American Funds New World (344) JNL Multi-Manager Small Cap Value (208) JNL/AB Sustainable Global (725)Thematic JNL Multi-Manager Floating Rate Income (346) JNL Multi-Manager U.S. Select Equity (731) Moderate Allocation (737) JNL/American Funds International JNL/American Funds (343) JNL/American Funds Growth (395) JNL/American Funds Global Small (341)Capitalization JNL Multi-Manager International Small Cap (686) JNL/American Funds Global Growth (638) Tell Jackson how you want your annuity Premiums invested. TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT- AGES. Automatic Rebalancing. Frequency: Monthly Quarterly Semiannually Annually Start Date (mm/dd/yyyy): OR Immediately after issue. Only the Investment Division(s) as selected in the Premium Allocation section will participate in Automatic Rebalancing. Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date. Other Systematic Investment Options may be available. Please see Systematic Investment form (V5485). Total number of allocation selections may not exceed 99 (98 if electing Principal Guard on page 9). Certain broker-dealers may limit the Investment Divisions available under the Contract. Please see Applicant Acknowledg- ments on page 11. PREMIUM ALLOCATIONS CONTINUED ON PAGES 7 AND 8.

(continued from page 6)Premium Allocation ICC24 VDA 810 10/24 Page 7 of 14 V785 10/24 JNL/DFA Core Equity (701) JNL/DFA U.S. Core Equity (115) JNL/DFA U.S. Small Cap (612) JNL/DoubleLine Core Fixed Income (127) JNL/Invesco Diversified Dividend (365) JNL/Invesco Small Cap Growth (195) JNL/JPMorgan Global Allocation (644) JNL/JPMorgan Hedged Equity (688) JNL/JPMorgan MidCap Growth (101) JNL/JPMorgan U.S. Government & Quality Bond (109) JNL/Lazard Quality Growth (630) JNL/Franklin Templeton Income (075) JNL/First Sentier Global Infrastructure (347) JNL/Fidelity Institutional Asset Management Total Bond (110) JNL/DoubleLine Total Return (636) JNL/DoubleLine CAPE (659) JNL/DoubleLine Fixed Income (661) International Emerging Markets Shiller Enhanced International JNL/Mellon Industrials Sector (369) JNL/Mellon Information Technology (187)Sector JNL/Mellon International Index (129) JNL/Mellon Materials Sector (370) JNL/JPMorgan Managed Aggressive Growth (119) (188) (189) (190)Energy Sector JNL/Mellon JNL/Mellon Financial Sector JNL/Mellon Healthcare Sector Global Equity JNL/Harris Oakmark (656) JNL/Mellon Emerging Markets Index (349) Dow Index JNL/Mellon (145) Sector Consumer Staples JNL/Mellon (368) JNL/Invesco Global Growth (173) JNL/JPMorgan U.S. Value (064) JNL/Mellon Consumer Discretionary Sector (185) JNL/Loomis Sayles Global Growth (689) JNL/Lord Abbett Short Duration Income (709) JNL/Mellon Bond Index (133) JNL/Mellon Nasdaq 100 Index (222) JNL/Mellon Real Estate Sector (371) JNL/Mellon S&P 400 MidCap Index (124) JNL/JPMorgan Managed Conservative (227) JNL/JPMorgan Managed Growth (118) JNL/JPMorgan Managed Moderate (226) JNL/JPMorgan Managed Moderate Growth (117) JNL/Mellon Communication Services Sector (191) JNL/Cohen & Steers U.S. Realty (687) JNL/Dreyfus Government Money Market (107) JNL/JPMorgan Nasdaq Hedged (738)Equity JNL/BlackRock Global Allocation (345) JNL/BlackRock Global Natural (066) JNL/BlackRock Select Growth (102) JNL/Causeway International Value Select (126) JNL/ClearBridge Large Cap Growth (364) Resources Large Cap JNL/Mellon S&P 500 Index JNL/Mellon Small Cap Index (123) (128) JNL/Mellon U.S. Stock Market Index (668) Large Cap JNL/AQR Defensive Style (699) International Growth JNL/Baillie Gifford (375) JNL/Goldman Sachs 4 (292) JNL/GQG Emerging Markets (675)Equity Total number of allocation selections may not exceed 99 (98 if electing Principal Guard on page 9). Tell Jackson how you want your annuity Premiums invested. TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT- AGES. PREMIUM ALLOCATIONS CONTINUED ON PAGE 8.

Premium Allocation Page 8 of 14 V785 10/24ICC24 VDA 810 10/24 (continued from pages 6 and 7) JNL/PPM America Total Return (662) JNL/RAFI Fundamental U.S. (702) JNL/T. Rowe Price Growth Stock (111) JNL/T. Rowe Price Mid-Cap Growth (112) JNL/T. Rowe Price Short-Term Bond (076) JNL/T. Rowe Price Value (149) JNL/Vanguard Growth ETF Allocation (674) JNL/Vanguard Moderate Growth ETF Allocation (673) JNL/WCM Focused International (640) JNL/Westchester Capital Event Driven (658) JNL/WMC Balanced (104) JNL/WMC Value (179) Income JNL/PIMCO (372) JNL/PIMCO Investment Grade (604)Credit Bond JNL/PIMCO Real Return (078) JNL/PPM America High Yield Bond (136) Small Cap JNL/Vanguard Moderate ETF Allocation (672) JNL/Mellon Utilities Sector JNL/MFS Mid Cap Value JNL/Morningstar Wide Moat Index JNL/Neuberger Berman Strategic Income (635) (207) (690) (361) JNL/T. Rowe Price Balanced (647) JNL/T. Rowe Price Capital Appreciation (637) JNL/T. Rowe Price U.S. High Yield (660) Equity JNL/Mellon World Index (183) JNL/WMC Equity Income JNL/WMC Global Real Estate (374) (206) JNL/Newton Equity Income (606) JNL/Morningstar U.S. Sustainability (667)Index JNL/Western Asset Global Multi-Sector Bond (348) JNL/William Blair International Leaders (113) JNL/Morningstar PitchBook Listed Private Equity Index (713) JNL/Morningstar SMID Moat Focus Index (733) JNL/Neuberger Berman Commodity Strategy (643) JNL/Neuberger Berman Gold Plus Strategy (726) JNL/PPM America Investment Grade (734)Credit JNL/T. Rowe Price Capital Appreciation (739)Equity JNL/WCM China Quality Growth (727) (703)U.S. Equity Multi-Factor JNL/RAFI Tell Jackson how you want your annuity Premiums invested. TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENT- AGES. Total number of allocation selections may not exceed 99 (98 if electing Principal Guard on page 9).

ICC24 VDA 810 10/24 Page 9 of 14 V785 10/24 Add-On Benefits Return of Premium Guaranteed Minimum Death Benefit (Ages 0-85) Guaranteed Minimum Accumulation Benefit Principal Guard (Ages 0-85)1,2 7-Year Guarantee Term 10-Year Guarantee Term Death Benefit May not be available in all states and once selected cannot be changed. Earnings Protection Benefit EarningsMax (Ages 0-75) If no Add-On Death Benefit is selected, your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details. Add-On Benefits: Additional charges will apply. Please see the prospectus for details. Election Age limitations apply based on the age of the Owner(s) or Covered Lives. Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Applicant Acknowledg- ments on page 11. May not be selected on Stretch IRAs, Stretch Roth IRAs or Non-Qualified Stretches. May only select one Guarantee Term. Guarantee Terms are subject to availability. May not be selected on Stretch IRAs, Stretch Roth IRAs, Non-Qualified Stretches, 10-Year Qualified Deferrals, 10-Year Roth Deferrals or in combination with EarningsMax. Premium payments will not be accepted after 90 days of the Issue Date. Premium equaling the required allocation percentage will be automatically allocated to the GMAB Fixed Account. The required allocation percentage can be obtained from the Company. May not be selected on Stretch IRAs, Stretch Roth IRAs, Non-Qualified Stretches, 10-Year Qualified Deferrals, 10-Year Roth Deferrals or in combination with Principal Guard.

Page 10 of 14 V785 10/24ICC24 VDA 810 10/24 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Statements and transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents My email address is: If no election is made, Jackson will default to " No." Registration at jackson.com is required for electronic delivery of documents. Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents." Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery if it is consistent with the applicable state and federal law, delivery preferences are updated, and the Contract is still active. You may request your delivery preferences to be changed at any time. For security purposes, your online access is subject to monitoring. If you fail to access your jackson.com account for an extended period of time or if we detect suspicious activity on your account, you may be required to reset your access credentials and/or reidentify yourself. Jackson will notify you if this is required and provide instructions on how to complete that process. Jackson will continue to generate documents electronically into your Filing Cabinet so that they may be accessed once you have reauthenticated. Any document that Jackson sends by e-delivery which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications for any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, tailored shareholder reports, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents as required by law. This consent applies only to document types available via e-delivery at the time consent is given. Jackson will notify you and provide an additional consent option if additional document types become available via e-delivery. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. After registration, you may access your Filing Cabinet to view your document(s). Documents will be available in your Filing Cabinet as long as you have a jackson.com account. To successfully receive documents via e-delivery, internet access, an active email account, and Adobe Acrobat Reader are required. Also, pop-up blockers must be turned off. Please note some internet browsers may not function well within jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free at www.adobe.com. Paper copies of documents may be requested by calling the Customer Care Center number below for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center at 866-349-4564. I will notify the Company of any new email address. If you consent to the terms outlined above for electronic transmissions, check the box above. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Notice to Applicant Applicant Acknowledgments ICC24 VDA 810 10/24 Page 11 of 14 V785 10/24 Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment performance of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. I (We) hereby represent to the best of my (our) knowledge and belief that I (we) have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my (our) original product. The product fits my (our) investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that Jackson offers other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) Financial Professional. 9. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson to accept any electronic signature(s) that I (we) may make to this application. 10. I (We) understand that certain broker-dealers may limit the Investment Divisions and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) Financial Professional and have been provided with a list of Investment Divisions and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers.

Page 12 of 14 V785 10/24ICC24 VDA 810 10/24 Owner's Signature Date Signed (mm/dd/yyyy) State Where Signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Applicant Signatures State Where Signed Check this box if the IRS has notified you that you are subject to backup withholding. U.S. Tax Certifications Not FDIC/NCUA Insured Not bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement form(s) must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding (or if I am, I have checked the box below), 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Page 13 of 14 V785 10/24ICC24 VDA 810 10/24 Financial Professional Acknowledgments and Signature I did not use sales material(s) during the presentation of this Jackson product to the applicant. I used only Jackson-approved sales material(s), including electronically presented materials, during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. Financial Professional Acknowledgments and Signature continued on page 14. Complete this certification regarding sales material section only if: The applicant has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of the risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs. 3. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensured that this replacement (if applicable) is consistent with that position. 4. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 5. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief. 6. I have discussed all applicable limitations to Investment Divisions and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions and Add-On Benefits currently available for election. 7. I have obtained prior approval from the soliciting broker-dealer to submit this application to Jackson. I certify that:

Financial Professional Acknowledgments and Signature ICC24 VDA 810 10/24 Page 14 of 14 V785 10/24 Financial Professional # 1 Signature Date Signed (mm/dd/yyyy) First Name Middle Name Last Name Email Address (print clearly) Business Phone Number (incl.area code) Jackson Assigned ID Financial Professional # 2 Name Financial Professional # 3 Name Jackson Assigned ID Jackson Assigned ID Extension Financial Professional # 4 Name Jackson Assigned ID Financial Institution (continued from page 13) If more than one Financial Professional is participating on this case, all Financial Professional names and Jackson Assigned IDs for each must be listed below. All Financial Professional certifications, licenses and trainings must be completed prior to application execution.